Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008*	June 30, 2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,656,672	$11,911,351
Marketable securities	7,189,099	7,432,655
Accounts receivable, net of allowance	2,642,192	2,701,912
Deferred income taxes, net	286,105	575,976
Income taxes receivable, net	—	145,843
Prepaid revenue share, expenses and other assets	1,404,114	1,067,116

Total current assets	20,178,182	23,834,853
Prepaid revenue share, expenses and other assets, non-current	433,846	406,136
Deferred income taxes, net, non-current	—	124,647
Non-marketable equity securities	85,160	93,925
Property and equipment, net	5,233,843	5,005,900
Intangible assets, net	996,690	856,386
Goodwill	4,839,854	4,836,913

Total assets	$31,767,575	$35,158,760

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178,004	$221,914
Accrued compensation and benefits	811,643	589,862
Accrued expenses and other current liabilities	480,263	411,226
Accrued revenue share	532,547	550,199
Deferred revenue	218,084	227,761
Income taxes payable, net	81,549	—

Total current liabilities	2,302,090	2,000,962

Deferred revenue, non-current	29,818	31,675
Income taxes payable, net, non-current	890,115	1,232,984
Deferred income taxes, net, non-current	12,515	—
Other long-term liabilities	294,175	298,283

Stockholders’ equity:
Common stock	315	316
Additional paid-in capital	14,450,338	15,044,103
Accumulated other comprehensive income	226,579	81,434
Retained earnings	13,561,630	16,469,003

Total stockholders’ equity	28,238,862	31,594,856

Total liabilities and stockholders’ equity	$31,767,575	$35,158,760

* Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
	(unaudited)
Revenues	$5,367,212	$5,522,897	$10,553,255	$11,031,887

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $9,363, $13,592, $18,511, $26,129)	2,147,575	2,107,971	4,258,111	4,209,475
Research and development (including stock-based compensation expense of $187,281, $182,209, $381,081, $350,770)	682,210	707,626	1,355,279	1,349,269

Sales and marketing (including stock-based compensation expense of $42,593, $57,294, $85,169, $116,320)	484,552	469,039	931,450	902,980
General and administrative (including stock-based compensation expense of $33,539, $39,975, $68,794, $77,334)	474,910	364,367	884,215	812,678

Total costs and expenses	3,789,247	3,649,003	7,429,055	7,274,402

Income from operations	1,577,965	1,873,894	3,124,200	3,757,485
Interest and other income (expense), net	57,923	(17,718)	225,266	(11,508)

Income before income taxes	1,635,888	1,856,176	3,349,466	3,745,977
Provision for income taxes	388,497	371,631	794,989	838,604

Net income	$1,247,391	$1,484,545	$2,554,477	$2,907,373

Net income per share - basic	$3.97	$4.70	$8.15	$9.21

Net income per share - diluted	$3.92	$4.66	$8.04	$9.15

Shares used in per share calculation - basic	313,817	315,901	313,473	315,576

Shares used in per share calculation - diluted	318,023	318,536	317,708	317,878

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
	(unaudited)
Operating activities
Net income	$1,247,391	$1,484,545	$2,554,477	$2,907,373
Adjustments:
Depreciation and amortization of property and equipment	308,716	310,982	589,280	632,111
Amortization of intangibles and other	82,891	65,975	138,851	148,068
Stock-based compensation expense	272,776	293,070	553,555	570,553
Excess tax benefits from stock-based award activities	(43,878)	(4,515)	(94,979)	(36,359)
Deferred income taxes	(67,676)	(101,584)	(105,890)	(114,431)
Other, net	20,245	(1,678)	(24,658)	(23,087)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(72,883)	(139,118)	(296,376)	(41,728)
Income taxes, net	90,184	(388,271)	528,359	(63,518)
Prepaid revenue share, expenses and other assets	(141,219)	10,338	(182,803)	87,795
Accounts payable	(14,547)	19,936	39,237	41,815
Accrued expenses and other liabilities	87,026	41,172	(147,251)	(281,167)
Accrued revenue share	(6,326)	14,859	(16,450)	19,123
Deferred revenue	3,454	3,461	10,248	12,136

Net cash provided by operating activities	1,766,154	1,609,172	3,545,600	3,858,684

Investing activities
Purchases of property and equipment	(697,517)	(139,437)	(1,539,114)	(402,192)
Purchases of marketable securities	(2,101,798)	(5,390,722)	(4,921,310)	(10,635,567)
Maturities and sales of marketable securities	2,037,331	5,325,719	7,416,559	10,435,309
Investments in non-marketable equity securities	(10,554)	(9,681)	(9,492)	(28,431)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(186,095)	(3,021)	(3,312,270)	(5,093)

Net cash used in investing activities	(958,633)	(217,142)	(2,365,627)	(635,974)

Financing activities
Net (payments) proceeds related to stock-based award activities	(301)	46,731	(22,746)	9,995
Excess tax benefits from stock-based award activities	43,878	4,515	94,979	36,359

Net cash provided by financing activities	43,577	51,246	72,233	46,354

Effect of exchange rate changes on cash and cash equivalents	(7,311)	41,784	29,737	(14,385)

Net increase in cash and cash equivalents	843,787	1,485,060	1,281,943	3,254,679
Cash and cash equivalents at beginning of period	6,519,749	10,426,291	6,081,593	8,656,672

Cash and cash equivalents at end of period	$7,363,536	$11,911,351	$7,363,536	$11,911,351

The following table presents our revenues by revenue source (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	$3,530,145	$3,652,628	$6,930,550	$7,345,451
Google Network web sites	1,655,280	1,683,500	3,341,421	3,321,542

Total advertising revenues	5,185,425	5,336,128	10,271,971	10,666,993
Licensing and other revenues	181,787	186,769	281,284	364,894

Revenues	$5,367,212	$5,522,897	$10,553,255	$11,031,887

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	66%	66%	66%	67%
Google Network web sites	31%	31%	31%	30%

Total advertising revenues	97%	97%	97%	97%
Licensing and other revenues	3%	3%	3%	3%

Revenues	100%	100%	100%	100%